Exhibit 99.01

U.S. Bancorp Center 800 Nicollet Mall Minneapolis, MN 55402-2023

Sept. 26, 2002

Xcel Energy board lowers dividend

MINNEAPOLIS-The board of directors of Xcel Energy (NYSE:XEL) today declared a quarterly common stock dividend of $0.1875 per share, a reduction of $0.1875 from the previous dividend. Dividends will be paid Oct. 20 to shareholders of record Oct. 7.

“Xcel Energy’s top priorities are to regain our financial strength and focus on the growth of our utility operations, which will provide sustainable dividends,” said Wayne Brunetti, chairman, president and CEO of Xcel Energy. “Our goal is to grow earnings and match that with future dividend growth.”

“Reducing the dividend is important to enhance Xcel Energy’s financial strength and flexibility,” said Brunetti. “In making its decision, the board considered several factors, including the goal of funding customer growth in our core business through internal cash flow and reducing our reliance on debt and equity financings. The board also compared Xcel Energy’s dividend to its utility earnings and to the dividend payout of comparable utilities.”

Xcel Energy’s regulated utilities require substantial capital expenditures annually. “Retaining additional internal cash is essential to fund the growth in our core business while reducing our corporate debt,” said Brunetti. “Xcel Energy’s previous dividend represented approximately 100 percent of utility earnings and was high compared with other utilities.”

The 2002 ongoing earnings outlook for utility operations remains in the range of $1.57 to $1.65 per share, unchanged from the July guidance. Financing costs at the holding company level and results from subsidiaries excluding NRG will reduce earnings by 10 to 12 cents per share.

NRG is working intensely to refocus its business. To date, the company has sold power plants, lowered capital expenditures, reduced operating costs and will reduce its debt as assets are sold. At this time, however, NRG’s future is uncertain and we will not provide earnings guidance.

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This release includes forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements include the statement regarding the 2002 earnings target and other statements that are intended to be identified in this document by the words “anticipate,” “estimate,” “expect,” “projected,” “objective,” “outlook,” “possible,” “potential” and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including the availability of credit, actions of rating agencies and their impact on capital expenditures; business conditions in the energy industry; competitive factors; unusual weather; changes in federal or state legislation; regulation; risks associated with the California power market; currency translation and transaction adjustments; the higher degree of risk associated with Xcel Energy’s nonregulated businesses compared with Xcel Energy’s regulated business; risks related to the integration of NRG into Xcel Energy; the realization of expectations regarding the NRG financial improvement plan and the other risk factors listed from time to time by Xcel Energy and NRG Energy in reports filed with the Securities and Exchange Commission (SEC), including Exhibit 99.01 to Xcel Energy’s report on Form 10-K for year 2001.

Xcel Energy is a major U.S. electricity and natural gas company with regulated operations in 12 Western and Midwestern states. Formed by the merger of Denver-based New Century Energies and Minneapolis-based Northern States Power Co., Xcel Energy provides a comprehensive portfolio of energy-related products and services to 3.2 million electricity customers and 1.7 million natural gas customers through its regulated operating companies. In terms of customers, it is the fourth-largest combination natural gas and electricity company in the nation. Company headquarters are located in Minneapolis. More information is available at www.xcelenergy.com.

Individual shareholders may call:
 (800) 838-6916
our Investor Hot Line (877) 914-9235
or our transfer agent (877) 778-6786

To speak to an Xcel Energy media representative please call (612) 215-5300.

Financial analysts may call:
Richard J Kolkmann, Managing Director, Investor Relations (612) 215-4559
Paul A Johnson, Director, Investor Relations (612) 215-4535

This information is not given in connection with any sale or offer for sale or offer to buy any security.